UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2023

Vir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39083	81-2730369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Owens Street, Suite 900

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 906-4324

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2023, Vir Biotechnology, Inc. (the “Company” or “Vir”) and the Biomedical Advanced Research and Development Authority (“BARDA”), part of the U.S. Department of Health and Human Services’ (“HHS”) Administration for Strategic Preparedness and Response, entered into Amendment No. P00001 to their Other Transaction Authority Agreement (as amended, the “BARDA Agreement”) pursuant to which BARDA awarded the Company $50 million in new funding to advance the development of novel monoclonal antibody (“mAb”) candidates and delivery solutions to widen the applicability of mAbs in COVID-19 and in pandemic preparedness and response.

BARDA is providing $40 million of the new funding as part of Project NextGen, an initiative by the HHS to advance a pipeline of new, innovative vaccines and therapeutics for COVID-19. Vir will use such funds to support the development of VIR-7229 through a Phase 1 clinical trial in the context of developing alternative mAb delivery technologies. Vir expects to complete a Phase 1 trial in the second half of 2025. VIR-7229 is a next-generation COVID-19 mAb that has been shown in preclinical studies to have potency against historical and currently circulating variants, and that has the potential to be the best in class. The remaining $10 million falls under support from the Division of Chemical, Biological, Radiological and Nuclear medical countermeasures of BARDA, which will support the discovery of new mAbs against a second pathogen of pandemic potential in the context of further advancing alternative mAb delivery technologies.

As previously announced, on September 28, 2022, the Company and BARDA entered into the BARDA Agreement to help advance the Company’s development of a full portfolio of innovative solutions to address influenza and potentially other infectious disease threats. The BARDA Agreement provides for potential total investments by BARDA of up to $1 billion, of which $55 million of funding was initially provided by BARDA to support the development of VIR-2482, an investigational prophylactic mAb designed with the aim to protect against symptomatic influenza A illness, including expenses related to the Phase 2 pre-exposure prophylaxis trial of VIR-2482 (the “PENINSULA trial”). The Company will also receive approximately $11 million of additional funding under the BARDA Agreement to wind down activities for the PENINSULA trial.

The balance of BARDA’s potential total investment of up to $1 billion is subject to representatives of the Company and BARDA, agreeing to exercise up to 12 options in further support of the development of pre-exposure prophylactic antibodies for the prevention of influenza illness or possibly supporting medical countermeasures for other pathogens of pandemic potential. The term of the BARDA Agreement expires on January 13, 2027, and may be extended by mutual written agreement of the Company and BARDA, if funding is available and research opportunities within scope reasonably warrant, or, if any of the options are exercised (as described above), to cover the period of such exercised option set forth in the BARDA Agreement. The BARDA Agreement is terminable by BARDA or the Company at any time for any reason with 60 days written notice or for cause, if the Company materially fails to comply with the provisions of the BARDA Agreement (subject to a cure period of at least 30 business days following receipt of notice of such failure to comply). In the case of termination other than for cause, certain termination costs incurred by the Company may be reimbursable by BARDA.

These programs have been funded in whole or in part with federal funds from the Department of Health and Human Services; Administration for Strategic Preparedness and Response (ASPR); Biomedical Advanced Research and Development Authority (BARDA), under OT number: 75A50122C00081.

The foregoing descriptions of the terms of the BARDA Agreement is qualified in its entirety by reference to the full text of the BARDA Agreement, a copy of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

Forward Looking Statements

This Current Report on Form 8-K (this “Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “plan,” “potential,” “aim,” “expect,” “anticipate,” “promising” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Form 8-K. Forward-looking statements contained in this Form 8-K include, but are not limited to, statements regarding the Company’s strategy and plans; the potential benefits of VIR-7229 to protect against historical and currently circulating COVID-19 variants and the potential benefits of alternative mAb delivery technologies in pandemic preparedness and response; wind down activities of VIR-2482 for the prevention of symptomatic influenza A illness; the potential benefits, safety, and efficacy of the Company’s investigational therapies; and risks and uncertainties associated with drug development and commercialization. Many important factors may cause differences between current expectations and actual results, including uncertainty as to whether the anticipated benefits of the BARDA collaboration can be achieved; unexpected safety or efficacy data or results observed during clinical trials or in data readouts; the timing and outcome of the Company’s planned interactions with regulatory authorities; difficulties in obtaining regulatory approval; uncertainty as to whether the anticipated benefits of the Company’s collaborations with other companies can be achieved; difficulties in collaborating with other companies; challenges in accessing manufacturing capacity; clinical site activation rates or clinical trial enrollment rates that are lower than expected; successful development and/or commercialization of alternative product candidates by the Company’s competitors; changes in expected or existing competition; delays in or disruptions to the Company’s business or clinical trials, geopolitical changes or other external factors; and unexpected litigation or other disputes. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later-stage or larger-scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements, or the scientific data presented. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this Form 8-K are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIR BIOTECHNOLOGY, INC.

Date: October 3, 2023	By:	/s/ Sung Lee
Sung Lee
Chief Financial Officer